Famous Uncle Al’s Hot Dogs & Grille

FRANCHISE AGREEMENT

This Franchise Agreement is entered into between Famous Uncle Al’s Hot Dogs & Grille, Inc., a Delaware corporation, whose principal address is 1206 Laskin Ave, Suite 201-K, Virginia Beach, VA 23451, and You, the Franchisee, as designated below;

A.

If the Franchisee is an individual,

________________________________________with his or her current residence at,

___________________________________________

___________________________________________

B.

If the Franchisee is a partnership,

___________________________________________ whose partners’ names and addresses are,

___________________________________________

___________________________________________

___________________________________________

with its principal place of business located at,

___________________________________________

___________________________________________and which partnership agreement is attached, certified by a partner as being a true and complete copy of the partnership agreement; or

C.

If the Franchisee is a corporation,

__________________________________________

a corporation

organized under the laws of the State of ___________________, and duly qualified to do business in the State of ___________________, which corporation has its principal place of business located at:

___________________________________________

___________________________________________

and which has attached its Certificate of Incorporation, Certificate of Good Standing, Certificate of Qualification to do business within the

State of _______________________, if applicable, and its Corporate Resolution authorizing the Corporation to enter into this Franchise Agreement.

D.

If the Franchisee is a limited liability company,

__________________________________________ a limited liability company organized under the laws of the State of___________________, and duly qualified to do business in the State of ___________________, which limited liability company has its principal place of business located at

_____________________________________________

_____________________________________________

and which has attached its Certificate of Organization, Certificate of Good Standing, Certificate of Qualification to do business within the State of _______________________, if applicable, and its Members Resolution authorizing the limited liability company to enter into this Franchise Agreement.

LET ALL PARTIES KNOW:

A.

WHEREAS, Famous Uncle Al’s, Inc., a Virginia corporation (“FUA-Va”), has developed and owns a unique system for opening and operating a facility designed to provide Famous Uncle Al’s Hot Dogs & Grille, which utilizes trade secrets, secret recipes and specialized preparation methods, through a uniform management and operating system which has high standards of service, uses quality products, operates under the business format created and developed by FUA-Va and which is known as the Famous Uncle Al’s Hot Dogs & Grille Franchise System (the "System");

B.

WHEREAS, The distinguishing characteristics of the System include: the name "Famous Uncle Al’s Hot Dogs & Grille,” a workable and functional interior, exterior designs, confidential operating procedures, standards and specifications for equipment, services, products and management and marketing programs.  All of these distinguishing characteristics may be changed, improved, and further developed by FUA-Va. They are known as "Trade Secrets" and are designated by and identified with the marks described in this Agreement;

C.

WHEREAS, FUA-Va identifies Famous Uncle Al’s Hot Dogs & Grille by means of certain trade names, service marks, logos, emblems, and indicia of origin, including the mark “Famous Uncle Al’s Hot Dogs & Grille” and other trade names and service marks, which are now, or may be in the future, designated by FUA in writing for use in connection with the System (the "Marks");

D.

WHEREAS, FUA-Va continues to use, develop and control the use of the Marks in order to identify for the public the source of services and products marketed under the System, and which represent the System's high standards of quality, cleanliness, appearance and service;

E.

WHEREAS, FUA-Va has licensed the rights to franchise the System, including the rights to use the Marks and the Trade Secrets, and to develop Famous Uncle Al’s Hot Dogs & Grille restaurants throughout the world to Famous Uncle Al’s Hot Dogs & Grille, Inc., a Delaware corporation (“FUA”).

F.

WHEREAS, You recognize the benefits to be derived from being identified with the System. You also recognize the value of the Marks and the continued uniformity of image to You, Famous Uncle Al’s Hot Dogs & Grille, and other franchisees of Famous Uncle Al’s Hot Dogs & Grille.  You understand the importance to the System of Famous Uncle Al’s Hot Dogs & Grille high and uniform standards of quality, cleanliness, appearance and service, and further recognize the necessity of opening and operating Your Famous Uncle Al’s Hot Dogs & Grille Unit (the "Unit") in conformity with the System;

G.

WHEREAS, You recognize that in order to enhance the value of the System and goodwill associated with it, this Agreement places detailed obligations on You, including strict adherence to FUA reasonable present and future requirements regarding the types of menu items, food products, beverages, services offered, advertising, physical facilities, operational techniques, and related matters; and

H.

WHEREAS, You wish to be assisted, trained, and franchised to operate a Unit pursuant to the provisions within the location of the territory specified in this Agreement. You have also had an adequate opportunity to be thoroughly advised of the terms and conditions of this Agreement by counsel of Your own choosing.

Agreement:

NOW, THEREFORE, You and Famous Uncle Al’s Hot Dogs & Grille, intending to be legally bound and in consideration of the mutual agreements, covenants and promises contained in this Agreement, agree as follows:

1 - GRANT OF FRANCHISE

1.1

Subject to the limitations contained in this Agreement, FUA grants You, during the Term and any extensions thereof, the right and license (the "Franchise") to:

A.

Operate a Fast Food Unit upon the terms and conditions of this Agreement, in one territory and at the one location described in Exhibit A;

B.

Use the Marks at the Unit; and

C.

Offer and market at the Unit only Famous Uncle Al’s Hot Dogs & Grille services and products.

1.2

During the  Term and any extensions, FUA will not use or license others to use any of the Marks licensed to You in connection with the operation of any other Units within Your Territory described in Exhibit A.

2 – FRANCHISE TERM AND EXTENSION PERIODS

2.1

This Agreement shall commence on the date this Agreement is executed by FUA and will continue for a period of ten years (the “Term”).  The Agreement is subject to prior termination in accordance with the provisions of this Agreement.  When the original ten-year period expires and at the end of each renewal period contemplated, You will have the option to renew Your Franchise for successive periods of five years each.

2.2

FUA may offer to renew Your franchise if You have not given FUA written notice of an election not to renew this Agreement not less than 6 months prior to the completion of the Term.

2.3

FUA may refuse to renew this Agreement if You have:

A.

Failed to remedy any breach of this Agreement specified by FUA in a written notice to You; or

B.

Committed 2 or more breaches of this Agreement of a substantial nature in the sole opinion of Franchisor, in the preceding 24 months prior to extension.

2.4

FUA may also refuse to renew this Agreement if You are not current in payment obligations to FUA, our subsidiaries and affiliates or to all of Your trade creditors and Your Unit location landlord or mortgage holder (if any).

2.5

Upon acceptance for Renewal by FUA, You will execute a Renewal Franchise Agreement and all other legal agreements in the form then being used by FUA in granting new franchises. These agreements may include, without limitation, higher Royalties and Franchise Fees.  Failure by You to execute these renewal agreements within 30 days after their delivery to You will be deemed an election by You not to renew the Famous Uncle Al’s Hot Dogs & Grille Franchise.

2.6

As additional conditions to renewal, You will:

A.

Execute a general release of all claims You may have against FUA, its parent Famous Food Group, Inc., its directors, its shareholders, its agents, and its employees, whether in their corporate or individual capacities. This release will include all claims arising under any federal, state, or local law, rule, ordinance or regulation arising out of or concerning this Agreement and will be in a form satisfactory to FUA,

B.

Make capital expenditures as may be reasonably required to renovate and modernize Your Unit, Your menu and Your equipment so as to reflect the then-current image of the System, and

C.

Pay to FUA a renewal fee of $2,500 payable to FUA upon the signing of the renewal agreement.

.

3 - INITIAL FRANCHISE FEE

3.1

Upon executing this Agreement, You will pay to FUA the Initial Franchise Fee as described below:

Franchise Fee per unit: (Single Unit Franchise)

Initial Franchise Fee:

$ 17,500.00

3.2

The Initial Franchise Fee is only refundable if You fail to select a site that is acceptable to FUA in accordance with Section 7.1.  Other than that circumstance, the Initial Franchise Fee is not refundable under any conditions once You have paid Your Franchise Fee.

 4 - CONTINUING FEES

4.1

On every Monday, or the first business day after a national holiday in weeks beginning with a national holiday, You will, with or without notice from FUA, pay FUA a royalty fee of 7% of Gross Sales, as defined below, for the previous week (Sunday through Saturday) at Your Unit (the “Royalty”).  FUA will collect the Royalty by debiting Your corporate bank account for the amount based on Your daily reports of Gross Sales for the previous week. “Gross Sales” means the total selling price of all services and products and all income of every other kind and nature related to Your Unit (including, without limitation, income related to catering, delivery and any other sales of food products or food preparation services provided from or related to Your Unit), whether for cash or credit and regardless of collection in the case of credit.

4.2

If You are unable to operate the Unit due to damage or loss to the Unit caused or created by a casualty, act of God, condemnation, or other condition over which You have no control, then the Royalty Fee will be waived for a period no greater than 9 months commencing with the month in which the damage or loss occurs and ending upon reopening of the business.

4.3

During the Term of this Agreement,  FUA may implement  a National Ad Fee.  The National Ad Fee will be calculated as One Percent (1%) of gross sales for the previous month.  The National Ad Fee will be due and payable to FUA by the fifth day of each month. FUA will collect the National Ad Fee by debiting Your corporate bank account for the amount based on Your daily reports of gross sales at Your Unit for the previous month.   These funds will be used for national promotion campaigns.  There is no guaranty that any of the national advertising will be published or shown in Your immediate market area.

5 - ADVERTISING AND PROMOTION

5.1

You will advertise and promote the grand opening of the Unit at Your own expense; however FUA will recommend the type, manner, and promotional material that may be used.

5.2

FUA will make available to You all advertising and promotion material for the Unit, which are used by FUA, its affiliates, and other franchisees. You will receive one sample of each type of advertising and promotion material at no charge.  If You want additional copies You must pay duplication costs.  You may develop advertising materials for Your own use, at Your own cost.  FUA must approve or disapprove Your advertising materials in writing within 10 working days of receipt from You.  If FUA takes no action within 10 working days of FUA’s receipt, You may use the advertising material submitted.

5.3

In the future, a regional advertising pool may be established. You will be given the opportunity to participate in a Regional Advertising Pool if it exists or when it is established in the Area where Your business is located.

A.

This cooperative advertising pool will be formed as a separate and autonomous franchisee organization. It will be formed by the consent and vote of a majority of the franchisees in the regional territory.  If a regional advertising pool is formed for the regional territory where Your Unit is located, You acknowledge that Your participation in the pool is mandatory.

B.

FUA will make available to the Advertising Pool all advertising and promotional material. The Advertising Pool will receive one sample of each type of advertising and promotional material at no charge. If the Advertising Pool wants additional copies it must pay duplication costs.

C.

All payments to the Advertising Pool must be spent on advertising, promotion and marketing of goods and services provided by FUA. An annual audited financial statement of the Advertising Pool, at the expense of the Advertising Pool, will be available to You upon request.

D.

FUA reserves the right to suspend, defer or rebate the collection of fees for or the facilitation and operation of the Advertising Pool.

5.4

You will install and, during the term of this Agreement, will maintain an outdoor sign in a prominent location in accordance with FUA sign specifications or as approved in writing by FUA, unless prohibited from doing so by applicable laws and regulations. You will use Your best efforts to obtain any permit or variance required in order to allow the installation and maintenance of an outdoor sign meeting FUA specifications so long as it does not impose any undue economic burden on You.

1.1

You will pay a national advertising fee, as provided for in paragraph 4.3 above, equal to 1% of Your gross sales net of all taxes to FUA on the fifth day of each month for all sales accumulated in the prior month.

1.2

You may develop advertising materials for Your own use, at Your own cost.  FUA must approve the advertising materials in advance and in writing.  FUA will approve or disapprove Your advertising materials within 15 days from receipt.  If FUA does not respond to a request to approve advertising materials within the 15 days of receiving those materials, then Your advertising material will be considered approved

6- SERVICES AND ASSISTANCE PROVIDED BY THE FRANCHISOR

6.1

The Initial Franchise Fee and Franchise Fees are paid for the Franchise, which includes the use of the Marks of FUA, and for certain services rendered by FUA.

6.2

FUA will offer You initial and continuing services, as FUA deems necessary or advisable, in furthering Your franchised business and the business of the System as a whole and in connection with protecting the Marks and goodwill of FUA. Failure of FUA to provide any particular service, either initial or continuing, will not excuse You from paying the Initial Franchise Fee or the continuing Royalty Fees or National Ad Fees.

6.3

Currently, initial and continuing services provided by FUA are:

A.

Designation of Your exclusive Territory as stipulated in Section 1 of this Agreement.

B.

Within 30 days of signing the Franchise Agreement, furnishing You with the following materials:

Confidential Operations Manual

Confidential Equipment & Supply List

List of Company Approved Vendors

C.

Furnishing You with specifications for all initial and replacement equipment, inventory and supplies required for the operation of Your Units as stipulated in Subsection 9.1.

D.

Within 60 days of signing the Franchise Agreement, providing You with an initial training program.  Individual franchisees or the designated Unit manager for business entity franchisees will attend and satisfactorily complete the initial training program prior to opening the franchised Unit. The initial training program will not commence prior to the start of construction of Your Unit and will be conducted approximately 30 days prior to the opening of Your Unit.

6.4

Training will consist of a discussion of the System, techniques, procedures, and methods of operation, hiring employees, customer service, ordering, sales, procedures, accounting, support procedures and instructions on quality standards and practical experience in the operation of a Famous Uncle Al’s Hot Dogs & Grille Unit.  You will be responsible for personal traveling and living expenses incurred by Yourself or the Unit manager and that of any of Your employees that participate in the training program.  You may request additional training for any member of your management team and it will be provided by FUA at our training site or at your site depending on the nature of the training requested.  You will be responsible for any travel or living expenses incurred by your employees or by FUA employees to provide the additional training.

6.5

Special Opening personnel will be dispatched to assist Your newly trained personnel with the Grand Opening of Your unit.  These personnel will be provided for a three-day training period prior to opening and two days of operational oversight for the grand opening.  The cost of transportation, lodging and a $25 per day meal per diem will be Your responsibility.  Franchisor will cover the salary costs of the trainers.

6.6

Each week for the first 30 days after You open Your business a representative of FUA will be available, if requested by You, to speak with You on the telephone to discuss Your operational experience, on our toll free support line.

6.7

FUA may hold annual conferences to discuss on-going changes in the industry, including such topics as sales techniques, personnel training, bookkeeping, accounting, inventory control, performance standards, advertising programs, new product preparation and merchandising procedures.  There is a nominal conference fee that is Your responsibility, and You must pay all Your travel and living expenses to attend.  These elective conferences are held at our corporate headquarters or at an alternate location chosen by FUA.

6.8

Assistance with respect to pre-opening and opening activities will be conducted as reasonably determined by FUA and just prior to and including the first week of operation of Your Unit.

6.9

Formulation of advertising and promotional programs as further stipulated in Section 5.

6.10

FUA may engage in the development of new products and service methods, as deemed beneficial in the sole discretion of FUA for the successful operation of the System.  You will be informed of any new product or service methods.

6.11

FUA will loan You one (1) copy of Famous Uncle Al’s Hot Dog’s Confidential Operating Manual containing mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by FUA.

6.12

FUA may implement a centralized purchasing system that You will be able to benefit from.  FUA will negotiate favorable price and terms with major suppliers and allow You to utilize the centralized purchasing system.

6.13

FUA may provide to You a link to FUA’s website.

6.14

FUA may provide to You an information database, updated bi-monthly.

6.15

FUA will provide to You Semi-annual visits by our field representative or a Regional Director, if we designate one, during Your first two years of operation.  If we designate a Regional Director for your area, you should approach that person for assistance and to answer questions regarding operating your franchise.

7 - LOCATION OF UNITS; CONSTRUCTION

AND OPENING FOR BUSINESS; LEASE OR MORTGAGE

7.1

You must have designated a site location for your franchise within 30 days of signing this Agreement.  If no location is specified within Your exclusive Territory for Your Unit in Exhibit A, FUA may provide site location assistance to You, or You may, at Your own cost and expense, be responsible for locating and designating a location and for constructing and equipping the Unit at the location in accordance with FUA standards and general specifications.  The location will be submitted in advance to FUA for acceptance, which will be deemed given if FUA does not object in writing specifying our objections within 15 days.  The location will be submitted for FUA review and approval within 6 months of this Agreement date or this Agreement will terminate and all fees will be retained by FUA as compensation for our services rendered to You.  If FUA does not approve a site submitted by You, You will have another 6 months to select a site.  You must continue to submit sites not less often than once every six months or FUA will terminate your Agreement and FUA will retain your Franchise Fee.  If final agreement between You and FUA on a site for your franchise is not reached within 2 years of the date of this Agreement and you have designated at least one site every six months for FUA’s consideration, FUA will terminate this Agreement and refund your franchise fee.  You will provide FUA with the information FUA may reasonably request in connection with our evaluation of the location, including the cost of acquisition, development and construction and, if the property is to be leased by You, a copy of the lease.  Any location inspection will be made solely at the option of FUA and will not be deemed to impose any responsibility on FUA for the construction of the Unit.  Upon designation and acceptance, the location will be deemed to be the location specified in Exhibit A as if originally incorporated in Exhibit A.

7.2

You and FUA acknowledge that the location of the Unit is a factor in the Unit's potential for success and FUA may reject any location in our sole discretion, but FUA will not unreasonably withhold its consent to any location.  FUA makes no representations or warranties with respect to the availability of appropriate locations or the suitability or potential of locations that it approves and You acknowledge and accept that the ultimate responsibility for selection of the location lies with You.

7.3

The Unit may not be opened as an FUA franchisee until such time as FUA reasonably agrees that all items have been satisfactorily completed, Your managers (if any) and all employees have been trained, the Unit is ready for opening in all other respects (including signboards, inventory, fixtures and equipment), the Initial Franchise Fee has been paid in full, certificates of insurance have been furnished in accordance with Section 11, You are in compliance with all the terms of this Agreement and all items contained in FUA Opening Checklist (contained in the Confidential Operating Manual) have been completed to FUA’s satisfaction.  You acknowledge that any opening for business prior to satisfaction of all of the above conditions will be seriously detrimental to the financial prospects of the Unit and will cause irreparable damage to FUA’s goodwill and reputation.

7.4

If You lease the Unit, the lease will be subject to FUA’s reasonable approval and will have a term, or have options to renew, which in total are equal to or greater than the Term and will provide that;

A.

On termination of this Agreement, for any reason provided for in this Agreement, FUA or its designee will have the option for 30 days to assume Your remaining lease obligations without accruing any liability regarding the lease prior to the effective date of any assignment, or FUA will have the right to execute a new lease for the remaining term on the same terms and conditions;

B.

Copies of all notices of default under the lease will be sent to FUA;

C.

In the event of Your default under the lease, FUA or its designee will have an opportunity to cure such default and assume Your remaining obligations under the lease, but will not have any obligation to do so; and

D.

Upon termination of this Agreement, all signs, advertising, logos or other forms or insignia pertaining to the System be removed from the premises demised under the lease in the event You, FUA or its designee is the tenant under the lease.

7.5

If the population of Your territory increases by 30,000 people, You will be asked to open an additional franchise site.  The terms of the franchise agreement for the new restaurant will be the same as the first site established.  If you are unable or unwilling to open the new restaurant within one year of receiving notice from Franchisor that the population has increased, Franchisor will have the right to sell a franchise to another person in your territory.

8 - CONFIDENTIAL OPERATING MANUAL

8.1

You will acknowledge receipt of copies of the Famous Uncle Al’s Hot Dogs & Grille Confidential Operating Manuals (the "Manuals"). The Manuals will at all times remain the sole property of FUA. You agree to immediately return the Manuals to FUA at the expiration or sooner termination of this Agreement.

8.2

You will at all times treat the contents of the Manuals as confidential and will not copy or otherwise reproduce, in whole or in part, or in any way make the contents of the Manuals available to any person other than those persons employed by You to whom disclosure is necessary to enable You to operate the Unit under the terms of this Agreement.

8.3

During the Term, FUA may revise the Manuals. The revisions presently contemplated by FUA include changes with respect to:

A.

Advertising and promotions;

B.

Equipment and supplies;

C.

Competitor and market bulletins;

D.

Accounting and reporting systems and forms;

E.

Insurance requirements;

F.

Operating procedures;

G.

New services;

H.

New products.

8.4

You agree to operate the Unit in accordance with the Manuals and to be responsible for assuring strict compliance with the standards, specifications, requirements and instructions presently set forth in the Manuals and any subsequent amendments and supplements.  Failure to comply with the standards set forth in the Manuals will constitute a material breach of this Agreement.

9 - FRANCHISEE'S DUTIES AND OBLIGATIONS

9.1

You will, consistent with the terms of this Agreement, diligently develop the business of the Unit and use Your best efforts to market and promote the required services and products.

9.2

Subject to the terms of this Agreement, during the Term, You will strictly comply with all present and future standards, specifications, processes, procedures, requirements, and instructions of FUA regarding the operation of the business and You must comply with the following requirements:

A.

You, or a fully trained and qualified operating manager, must devote full time to the management and operation of the Unit.

B.

You or Your operating manager, if You are not the operating manager, and certain key employees at the Unit must attend and complete all programs and conferences at a location that FUA may designate, and You will pay all salary and other expenses of Your Unit employees attending the programs and conferences.  FUA will provide You or Your operating manager and up to 3 employees with an initial training program.  Attendance by You or Your operating manager is mandatory and must be satisfactorily completed prior to the opening of Your Unit.

C.

Any additional required services or products introduced into the System by FUA must be offered for sale on a continuing basis at the Unit at the time and in the manner required by FUA.

D.

No services or products, except services and products approved by FUA may be offered for sale at or from the Unit.

E.

Only signs, advertising and promotional material, services, equipment, supplies, uniforms, furnishings, and fixtures that meet FUA standards and specifications will be used at the Unit.

F.

All equipment, signs, products, supplies and other items necessary to add new required services or products must be acquired, installed and utilized, and the marketing of new services and products must begin at the Unit as reasonably required by FUA.

G.

You are required to use a point of sale cash register system that allows FUA to remotely poll Your sales volume.  We also recommend that You use an ordering system by which orders taken at the counter are printed remotely in the kitchen.

H.

Equipment, signs, services, products, supplies and other items must be added, eliminated, substituted and modified at the Unit as soon as practicable in accordance with changes in FUA specifications and requirements.

I.

The Unit and everything located at the Unit must be maintained in first-class condition according to the standards FUA supplies and must be kept clean and neat. The Unit must be adequately lighted and operated in a clean and wholesome manner consistent with FUA requirements. All maintenance, repairs and replacements reasonably requested by FUA or needed in connection with the Unit must be promptly made. All employees must be clean and neat in appearance.

J.

No alterations of the Unit materially affecting the image of the Unit may be made except at FUA request or approval, and any alterations must strictly conform to specifications and requirements established or approved by FUA.

K.

The Unit and its business must comply with all applicable laws, ordinances, rules, regulations and other requirements.

L.

Advertising materials, which are provided by FUA for use by You, may be used only in the manner and during the period specified by FUA.

M.

The Unit must be open for business every day during the Term for such hours as are designated in the Operating Manual (or such later time as may be permitted or such earlier time as may be required by applicable licensing laws and local conditions) or other hours reasonably approved by FUA, except generally recognized national or religious holidays and days the Unit is closed for repairs. Hours of operation must be posted.

N.

The employees, the equipment and supplies, the inventory and other items on hand at the Unit, must be at all times sufficient to efficiently meet the anticipated volume of business.

O.

All debts and taxes arising in connection with the Unit and its business, except those duly contested in a bona fide dispute, must be paid when due including debts payable to Your landlord, FUA and our affiliates.

P.

All necessary and appropriate measures must be taken to avoid an unsatisfactory or equivalent safety, sanitation or health rating at any time from any governmental agency or authority, that conditions or practices disapproved by any such agency or authority must be promptly corrected, except that, with FUA prior approval, You may contest the action as being arbitrary, capricious, unfair and unwise.

Q.

All dealing and transactions with customers and suppliers must be fair and honest.

R.

You are obligated to allow FUA reasonable space at Your point of sale counter for a franchise recruitment advertisement. You are also responsible for the restocking and upkeep of that display.  FUA will be responsible for the cost of the brochures.

S.

You will be responsible for recruiting new customers through advertising, marketing and business networking.

T.

You are responsible for keeping up to date on competitors pricing in sales and service and changing and revising pricing and specials.

U.

You must provide customer service training to Your employees.

9.3

In prescribing standards, specifications, processes, procedures, requirements or instructions under Subsection 9.2 or any other provision of this Agreement, FUA will assist in local market research and provide guidance in determining the prices charged by You for services or products of any kind.  FUA will not have control over the day-to-day managerial operations of the Unit.  You are free to establish Your own prices.

9.4

FUA and our representatives will have the right during business hours to enter and inspect the Unit.  You will be notified 48 hours in advance of such visits.  FUA and our representatives will have the right to discuss with You or other people whom You designate, all matters that may pertain to compliance with this Agreement and with FUA standards, specifications, requirements, instructions and procedures and to take photographs of the Unit.  FUA and our representatives will have the right to have any of FUA required services rendered by any employee at Your Unit.  You will in all respects cooperate with FUA rights under this Subsection provided that our exercise of these rights will not unreasonably interfere with the conduct of Your business.

9.5

On advance notice of at least 30 days, FUA may specify a new service or product as a required service or product.  The new service or product will not be deemed a required service or product if You demonstrate to FUA reasonable satisfaction that:

A.

A substantial capital improvement not contemplated by this Agreement, is required, thereby resulting in a material hardship to You; and

B.

A material reduction in sales or profitability would result..

9.6

FUA agrees not to require compliance with the provisions of Subsection 9.5 to the extent that it does not require such compliance by all Units, taken as a whole, operating in the market nearest the Unit.

9.7

You agree that during the Term and for 3 years after the expiration and termination of this Agreement that You will supply to FUA Your home address and telephone number which FUA is required by law to include in its offering circular.

9.8

If You are an individual, or a manager trained in the Famous Uncle Al’s Hot Dogs & Grille system, You must directly supervise the franchised business.  If You are a corporation, partnership or limited liability company, or if You have, in FUA’s sole judgment, insufficient experience in a business similar to the Famous Uncle Al’s Hot Dogs & Grille franchise or experience in business management in general, then You will nominate an operating partner or manager having required experience who will have direct responsibility for all operations of the Unit.  Any change in the operating partner or manager will be subject to the approval of FUA.

10 - PURCHASE OF EQUIPMENT, INVENTORY AND SUPPLIES

10.1

You will have the right to purchase directly from any manufacturer or supplier the equipment and products required for the operation of the Unit. The names and addresses of FUA recommended manufacturers and suppliers are in the Manual.

10.2

The standards and specifications for other equipment, supplies, or other products required by FUA are in the Manual. You are required to follow Famous Uncle Al’s Hot Dogs & Grille’ standards and specifications when purchasing all equipment, food inventory, supplies, or other products required for the operation of the Unit.

11 - INSURANCE AND INDEMNIFICATION

11.1

You will, upon commencement of the Term, purchase and at all times maintain in full force and effect:

A.

Workers' compensation insurance (if required by Your State law) in amounts prescribed by law;

B.

Fire and lightning, extended coverage, theft, vandalism and malicious mischief, flood (if the Unit is in a Designated Flood Hazard Area), and sprinkler leakage insurance on the Unit and all fixtures, equipment, supplies and other property used in the operation of the Unit, for not less than 80% of the cash value of the same, except that an appropriate deductible clause will be permitted;

C.

Comprehensive general liability insurance and product liability insurance coverage in such amounts and upon such terms as may from time to time be customary for retail businesses located in Your Territory, but not less than $1,000,000.00, insuring both You and FUA as an additional insured against all claims, suits, obligations, liabilities, and damage, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage relating to the use or condition of the Unit; and,

D.

Such additional insurance as may be required by the terms of any lease or mortgage for the Unit.

The liability insurance afforded by the policy or policies will not be limited in any way by reason of any insurance that may be maintained by FUA.

11.2

All policies of insurance required under this Section will be with responsible companies qualified to do business and in good standing in the state where the Unit is located, and will be in a form reasonably satisfactory to FUA.

11.3

Prior to opening for business You will furnish to FUA certificates issued by each of Your insurers indicating that all premiums due have been paid, that all required insurance is in full force and effect and that the insurance will not be terminated or changed without at least 30 days' prior written notice from the insurer to FUA.

11.4

New certificates evidencing renewal of insurance will be furnished at least 30 days prior to the date of expiration of each policy. Within 5 days of any request by FUA, You will deliver a copy of all insurance policies to FUA for examination.

11.5

If You fail to obtain or maintain adequate insurance, FUA may, at its election and sole discretion, obtain insurance for and in Your name. Within 5 days of any written request by FUA, You will pay all costs of obtaining adequate insurance.

11.6

You will indemnify, defend and hold FUA harmless against all claims, demands, losses, damages (including punitive damages), costs, suits, judgments, penalties, expenses (including reasonable attorneys' fees and amounts paid in settlement or compromise) and liabilities of any kind, whether or not ultimately determined to be meritorious (and including damages suffered by You or any of Your property), collectively, "Damages", arising directly or indirectly out of or in connection with the construction, operation, maintenance or occupancy of the Unit, except to the extent that such liabilities arise from the gross negligence or willful acts of FUA.

11.7

All fixtures, equipment, signs, merchandise, supplies, and other property on or about the Unit will be at Your sole risk and hazard, and if they are destroyed or damaged in any way, no part of the loss or damage is to be paid by FUA except to the extent caused by FUA gross negligence or willful acts.

12 - TRADEMARKS AND TRADE SECRETS

12.1

You recognize and acknowledge FUA’s exclusive ownership of and rights in FUA’s current and future Marks and in all related practices, procedures, receipts, methods and devices associated with the Famous Uncle Al’s Hot Dogs & Grille System.  All goodwill now or in the future associated with or relating to the Marks will accrue directly and exclusively to the benefit and is the property of FUA.  Nothing contained in this Agreement will be construed to entitle You to any right, title or interest in or the Marks or the goodwill now or in the future associated with them, other than the rights and license expressly granted in this Agreement.

12.2

You represent, warrant and agree that You will not:

A.

Directly or indirectly contest or aid in contesting, either during the term of this Agreement or following its termination, the validity or ownership of the Marks; or

B.

Take any action in derogation of FUA claimed rights whether now existing or later obtained.

12.3

You agree to use only FUA existing or future Marks, and related practices, systems, procedures and methods in connection with the promotion and operation of the Unit, and only in accordance with the procedures established by FUA.

12.4

You will cause FUA Marks to be reproduced exactly and accurately.

12.5

With the exception of the registration of a "d/b/a" or a fictitious name certificate in connection with the operation of the Unit, You will not register or attempt to register the Marks in Your own name or, if You are a business entity franchisee, use the Marks in any way in the name of the business entity.

12.6

You will immediately inform FUA of any suspected, known or threatened infringement, piracy or challenge to the Marks, Trade Secrets, methods and procedures used in the System. You will assist and cooperate with FUA in taking action, at FUA expense, as FUA deems appropriate to protect the System. FUA will indemnify, hold You harmless and will reimburse You for Your liability and reasonable costs in connection with defending the Marks.

12.7

Immediately upon the expiration or sooner termination of this Agreement, You will:

A.

Cease and forever abstain from using any of the Marks;

B.

Take all actions necessary to cancel any d/b/a or fictitious name registration containing any of the Marks; and

C.

Furnish FUA with evidence satisfactory to FUA of compliance with the foregoing obligations within 30 days after any expiration or sooner termination.

12.8

You acknowledge that You took no part in creating or developing, have no prior knowledge of, and no rights or claims in or to, any element of the System. You agree that all materials loaned or licensed or made available to You will be kept confidential by You and will remain the property of FUA.

12.9

You will not disclose, exhibit or reproduce any confidential element of the System, which becomes known to You through FUA in any manner, except to those persons employed by You to whom disclosure must be made to enable You to operate the Unit under the terms of this Agreement.  After the expiration or sooner termination of this Agreement, neither You and Your employees, nor any of Your Unit’s, directors, shareholders if You are incorporated, will disclose, exhibit or reproduce any confidential information or trade secrets to any corporation, association, partnership or person.

12.10

You recognize that all of the existing or future Marks, related practices, systems, procedures and methods are trade secrets, that FUA has made a substantial investment in the these trade secrets and that disclosure of the trade secrets is prohibited.  You agree to cause Your employees to execute proprietary information agreements containing the provisions of this Subsection and any confidentiality agreements if requested by FUA.

12.11

Except as specifically disclosed in the Uniform Franchise Offering Circular, FUA represents and warrants to the best of FUA knowledge that the Marks do not violate or infringe upon any rights of others.

13 - CONDEMNATION AND CASUALTY

13.1

You will promptly advise FUA upon Your receipt of a notice of default or termination under Your lease or mortgage, and will promptly provide FUA a copy of the notice. You will also give FUA notice of any proposed taking of the Unit or any portion thereof through the exercise of the power of eminent domain at the earliest possible time.  If the Unit or a substantial part thereof is to be taken, the Unit may be relocated within the area specified in Exhibit A, or elsewhere with FUA written approval in accordance with our relocation procedures.  If You open a new Unit at another location in accordance with FUA standards and general specifications within one year of the closing of the old Unit, the new Unit will be deemed to be the Unit licensed under this Agreement.  If a condemnation, lease termination or mortgage default takes place and a new Unit does not, for any reason, become the Unit as provided in this Subsection then the Franchise will terminate upon notice by FUA.

13.2

If the Unit is damaged, You will expeditiously repair the damage.  If the damage or repair requires closing the Unit, You will immediately notify FUA in writing, and will:

A.

Relocate the Unit as provided in Subsection 13.1 or

B.

Repair or rebuild the Unit in accordance with FUA then existing standards and general specifications, and reopen the Unit for continuous business operations as soon as practicable (but in any event within 12 months after closing the Unit), giving FUA 30 days' advance notice of the date of reopening.

If the Unit is not (or, in the opinion of FUA cannot be) reopened in accordance with this Section, or relocated pursuant to Subsection 13.1, the Franchise will terminate upon notice to You.

13.3

The Term will not be extended by any interruption in the Unit's operations, except for an act of God that results in the Unit being closed not less than 60 days nor more than 180 days. You must apply for any extension within 30 days following the reopening of the Unit.  No event during the Term will excuse You from paying Franchise Fees or Advertising Fees as provided in this Agreement.

14 - RESTRICTIONS ON COMPETITION

14.1

During the term of this Agreement, or any extensions or renewals and for a period of 2 years following expiration or termination of this Agreement, You will not directly or indirectly, through corporations or limited liability companies, or through partnerships, trusts, associations, joint ventures or other unincorporated businesses, perform any services for, engage in or acquire, be an employee of, have any financial, beneficial or equity interest in, or have any interest based on the profits or revenues of, any business similar to the franchised business, except for other Units franchised by FUA or its affiliates within 100 miles of any Famous Uncle Al’s Hot Dogs & Grille Units.  This provision may not be enforceable under California Law.

14.2

Nothing in this Section will prevent any active Unit of Yours or member of Your family, either individually or collectively, from owning not more than a total of 5% of the stock of any company, which is subject to the reporting requirements of Sections 11 or Subsection 14 (D) of the Securities and Exchange Act of 1934.

14.3

You will not at any time employ or otherwise interfere with the employment relationship of any person who is employed by FUA.

14.4

If any court having jurisdiction to determine the validity or enforceability of this Section determines that, strictly applied, it would be invalid or unenforceable, the definition of "similar business" or the time or geographical provisions of this Section will be deemed modified to the extent necessary (but only to that extent) so that such restrictions as modified, will be valid and enforceable.

14.5

You acknowledge that as a Famous Uncle Al’s Hot Dogs & Grille franchisee, You will have access to FUA Trade Secrets and confidential practices and therefore be in a unique position to use the special knowledge You will have gained while a franchisee. You acknowledge that a breach of the covenants contained in this Section will be deemed to threaten immediate and substantial irreparable injury to FUA.  Accordingly, You agree that FUA will have the right, without prior notice to You, to obtain immediate injunctive relief without limiting any other rights or remedies.

14.6

In the event that You are not an individual, this Section will also apply to the Units, directors, stockholders, trustees, beneficiaries and/or principals of the entity that comprises You, and any persons controlled by, controlling or under common control with You.

15 - TERMINATION OF FRANCHISE

15.1

Termination by You.

If You are in compliance with this Agreement and FUA breaches this Agreement and fails to cure the breach within 30 days after a written notice of the breach is delivered to FUA by You, You may terminate this Agreement, effective 10 days after the delivery to FUA of a notice of termination.  There are no other provisions in this Agreement that grants You the right to terminate this Agreement.

Should You terminate the Agreement in compliance with this Subsection, You are required to comply with the termination procedures as set forth in Subsection 15.4.

15.2

Termination by FUA without Notice.

Unless FUA promptly, after discovery of the relevant facts, notifies You to the contrary in writing, this Agreement will immediately terminate without notice (or in the event notice is required by law, immediately upon the giving of such notice or at the earliest time thereafter permitted by applicable law) in the event that:

A.

You have failed to designate an initial site within six months of the date of the Franchise Agreement or have failed to designate at least one site every six months for consideration by FUA if FUA has not approved a site designated by You pursuant to Subsection 7.1;

B.

A permanent or temporary receiver or trustee for the Unit or all or substantially all of Your property is appointed by any court, or any such appointment is consented to or not opposed through legal action by You, or You make a general assignment for the benefit of Your creditors or You make a written statement to the effect that You are unable to pay Your debts as they become due, or a levy or execution is made on the Franchise, or an attachment or lien remains on the Unit for 30 days unless the attachment or lien is being duly contested in good faith by You and FUA  is advised;

C.

You lose possession or the right of possession of all or a significant part of the Unit through condemnation, casualty, lease termination or mortgage foreclosure and the Units is not relocated or reopened as provided in Section 13;

D.

You contest in any court or proceedings the validity of, or FUA ownership of, any of the Marks;

E.

A breach of Section 16 (Assignment) occurs; or

F.

You are a corporation and any action is taken which purports to merge, consolidate, dissolve or liquidate You without FUA prior written consent.

15.3

Termination by FUA With Notice.

This Agreement will terminate on notice under certain circumstances as provided for herein.  The Franchise will terminate on the termination date specified in any notice by FUA to You (without any further notice of termination unless required by law), provided that:

A.

The notice is hand-delivered or mailed at least 30 days (or any longer period as may be required by law) in advance of the termination date;

B.

The notice reasonably identifies one or more breaches or defaults in Your obligations or performance under this Agreement or the Manual;

C.

The notice specifies the manner in which the breach(es) or default(s) may be remedied; and

D.

The breach(es) and default(s) are not fully remedied before, or as of, the termination date specified in the notice.

The period given to remedy breaches and defaults will, if permitted by law, be 10 days instead of 30 days if You will have engaged in repeated breaches or defaults under this Agreement within the preceding 24 months for which You have received notice of termination and termination failed to take effect because the breaches or defaults were remedied.  The period will be extended if the breach cannot reasonably be cured in such 10 or 30 days, provided that:

A.

You have taken all steps to completion towards a cure that is possible within such 10-or 30-day period;

B.

You diligently prosecute a cure to completion; and

C.

Such period will in no event be extended by more than 60 days

15.4

Effect of Termination.

Should this Agreement  expire or be terminated by any party and for any reason, all rights and obligations between You and FUA under this Agreement will terminate, except for Subsections 8.1, 8.2, and Section 12 and 14 and Subsection 15.7.  In an instance of expiration or termination, You will cease to be a licensed participant in the System, and You will:

A.

Promptly pay FUA all amounts owing by You based on operations of the Unit through the date of termination plus interest at the lower of (a) 12% per annum; or (b) the highest rate allowed by the law of the state in which Your franchise is located;

B.

Immediately discontinue the use of all Marks, signs, structures, forms of advertising, telephone listings and service, the Manual, and all materials and products of any kind which are identified or associated with the System and subject to Subsection 15.5, return all these materials and products to FUA and, at FUA request, assign Your telephone number to FUA;

C.

Make no representation or state that You are in any way approved, endorsed or licensed by FUA or associated or identified with FUA or the System in any manner;

D.

Immediately take all steps necessary to amend or terminate any registration or filing of any d/b/a or fictitious name or any other registration or filing containing the Marks so as to delete the Marks and all references to anything associated with the System;

E.

Provide FUA the option to purchase required by Section 17; and

F.

Comply with the provisions of Subsections 12.7 and 15.4.

15.5

If, within 30 days after termination of this Agreement by FUA, You fail to remove all displays of the Marks from the Unit, which are identified or associated with the System, FUA may enter the Unit to effect removal.  In this event, FUA will not be charged with trespass nor be accountable or required to pay for any displays or materials.

15.6

If, within 30 days after termination You have not taken all steps necessary to amend or terminate any registration or filing of any fictitious name or any other registration or filing containing the Marks, You hereby irrevocably appoint FUA as Your true and lawful attorney for You, and in Your name, place and stead and on Your behalf, to take action as may be necessary to amend or terminate all registrations and filings, this appointment being coupled with an interest to enable FUA to protect the System.

15.7

Termination of this Agreement will not affect, modify or discharge any claims, rights, causes of action or remedies which FUA may have against You, whether such claims or rights arise before or after termination.

16 - ASSIGNMENT

16.1

General.

None of Your rights under this Agreement, all of which are personal in nature, may be the subject of any pledge, lien, levy, attachment, or security arrangement, or acquired through execution, foreclosure, or like action.  None of Your rights or obligations under this Agreement is assignable or transferable (including by will, declaration of or transfer in trust or the laws of in testate succession) without FUA’s prior written consent and compliance in all other respects with the terms of this Section. If You are a general partnership, limited partnership, limited liability company or corporation, no initial personal interest in the general partnership, limited partnership, limited liability company or corporation is assignable or transferable without FUA’s prior written consent, which will not be unreasonably withheld, and compliance in all other respects with the terms of this Section.  Any purported action contrary to this Section will be a material breach of this Agreement and will be void.

With and after each valid assignment of this Agreement pursuant to this Section, the assignee or assignees will be deemed to be You, the franchisee, under this Agreement and will be bound by and liable for all of Your existing and future obligations.  No stockholder in any corporation or member of any limited liability company which becomes the franchisee will have any rights under this Agreement by reason of his, her or its stock ownership or membership interest, and the name of such corporation or limited liability company will not include any of the Marks.

16.2

Conditions to Assignments and Transfers.

No transfer or assignment of this Agreement will be approved by FUA or be effective unless and until:

A.

There be no default in the performance or observance of any of Your obligations under this Agreement or any other agreement with FUA

B.

You have settled all outstanding accounts with FUA, and You and every principal of Your corporation or limited liability company, have executed a general release of FUA and all principals of FUA from all claims that may be brought by You or any principal

C.

The proposed transferee pays FUA a Transfer Fee in the amount of $2,500.00 unless the transferee is:

1.

A corporation of which You, or a child, parent, sibling or spouse of Yours, are the majority stockholder, in which case no Transfer Fee will be required, or

2.

Another franchisee of Famous Uncle Al’s Hot Dogs & Grille, in which case the Transfer Fee will be $1,500.00.

D.

The proposed transferee will execute a separate Franchise Agreement with FUA, using our then current form of Franchise Agreement, and the proposed transferee will execute an Acknowledgment of Receipt of a then current copy of our Uniform Franchise Offering Circular.

E.

The proposed transferee will pay for, attend and satisfactorily complete the training program for new franchisees unless,

1.

The transferee is a current franchisee in good standing in the System, or

2.

The transferee is and has been a manager for a period of one year or more of a Unit in good standing.

F.

The individual proposed transferee, or the stockholders, partners or trustees and beneficiaries of a proposed corporate, partnership or trust transferee, will each execute a personal guarantee, jointly and severally guaranteeing the performance of the proposed transferee's obligations.

G.

The proposed transferee will have demonstrated to FUA satisfaction that he or she in all respects our standards applicable to new franchisees regarding experience, personal and financial reputation and stability, willingness and ability to devote his or her full time and best efforts to the operation of the franchised business, and any other conditions as FUA may reasonably apply in evaluating new franchisees. FUA must be provided all information about the proposed transferee as we may reasonably require.  Because of the confidential information available to a franchisee, no assignment to a competitor of Famous Uncle Al’s Hot Dogs & Grille will be permitted.

H.

The parties to the proposed transaction will have entered a binding agreement subject only to the rights of FUA. FUA will be furnished a copy of this binding agreement (a "Purchase Offer"), and FUA must waive in writing its rights under Section 17. You will advise each prospective transferee of this provision and the other terms of this Agreement.

16.3

If You are an individual and You desire to transfer Your rights under this Agreement to a corporation, partnership or trust which You will newly form and of which You will be a majority shareholder, member, partner, trustee, beneficiary and/or an executive, You may do so only if:

A.

Your name remains on this Agreement and the corporation; partnership or trust is added as a co-Franchisee;

B.

You continue to devote Your full time and best efforts to manage the day-to-day operations of the franchised business unless You have an operational partner or manager approved by FUA;

C.

The corporation, partnership's or trust's activities are confined exclusively to operating the franchised business;

D.

The corporation, partnership, trust and all owners sign an agreement with FUA assuming jointly and severally all Your obligations under this Agreement; and it is expressly understood that the assumption of Your obligation by any corporation, partnership or trust does not limit Your personal obligations under this Agreement, and that You and the corporation, partnership or trust will be jointly and severally liable.

16.4

Upon the death of an individual Franchisee, the rights granted by this Agreement may pass (without payment of any Transfer Fee) to the next of kin or legatees, provided that Your legal representatives will, within 120 calendar days of Your death, apply in writing to FUA for the right to transfer to the next of kin or legatee Your rights under this Agreement.  FUA will not unreasonably withhold our permission so long as the proposed transferees meet each of the requirements set forth in Subsection 16.2 without regard to Subsection 16.2(C).

16.5

Any attempt by You to transfer any of Your rights or interest under this Agreement, without having received FUA prior written consent will constitute a material breach of this Agreement.  However, if You die and Your personal representative does not desire to sell the Unit, and if under controlling local law Your interest in the Unit and the Agreement are distributable to heirs or legatees who are members of his or her immediate family and who otherwise would qualify as assignees, then, such attempted assignment by operation of law or will not be deemed in violation of this Agreement, provided that such heirs or legatees accept the conditions imposed on otherwise permitted assignees.

16.6

You will not have the right to grant a sub-franchise.

16.7

FUA may assign its rights under this Agreement as it sees fit without notice to You.

17 - OPTION TO PURCHASE

17.1

Unless otherwise explicitly provided by this Agreement, FUA will be entitled to exercise the rights provided in this Section immediately upon:

A.

The expiration without renewal or the termination for any reason of this Agreement;

B.

Any breach, default or other event that gives FUA the right to terminate this Agreement; or

C.

The receipt by FUA of a copy of a Purchase Offer.

17.2

Upon the occurrence of any event described in Subsection 17.1, FUA will have the option to purchase all of Your rights, title and interest in the Unit, and all its improvements, furniture, fixtures, equipment and products, and all of Your accounts, contract rights, customer and vendor lists, work in progress and other business assets.

17.3

The purchase price for assets itemized in Subsection 17.2 will be the current fair market value if Subsection 17.1A or 17.1B is applicable or the price specified in any written purchase offer received by You if Subsection 17.1C is applicable.  If You and FUA cannot agree on fair market value within a reasonable time, an independent appraiser will be designated by each of us and those two appraisers will jointly choose a third appraiser.  An average of the 3 appraised values will be binding.  Appraised values will exclude any and all consideration for goodwill or going concern value created by the Marks and business system licensed to You.

If FUA elects to exercise any option to purchase provided in this Subsection, FUA will have the right to set off all amounts due from You under the Franchise Agreement and the cost of the appraisal, if any, against any payment.

17.4

FUA will notify You of our intention to exercise its rights to purchase (a "Notice of Intent") within 60 days following an event described in Subsection 17.1.  The Notice of Intent will specify the assets to be purchased, and the fair current market value as determined by FUA. You will have 14 days following receipt of FUA Notice of Intent to object to any of the prices specified therein, and any disputes over pricing will be resolved through appraisal as specified Subsection 17.3.  If FUA declines to exercise its rights under this Section within 60 days You may thereafter, sell or dispose of the franchised business to a third party, but not at a lower price nor on more favorable terms than set forth in the Purchase Offer, if any, and subject to the prior written permission of FUA and satisfaction of the other conditions to assignment set forth in Section 16.

17.5

The purchase and sale contemplated in this Section will be consummated as soon as practicable.  Following the delivery of a Notice of Intent as specified in Subsection 17.4, FUA or our designee will have the right to take possession of the Unit and to carry on and develop the franchised business for the exclusive benefit of FUA or its designee.

17.6

In the event that FUA elects not to exercise its option to purchase under this Section, the provisions of Section 16 will apply to any proposed transfer by You.

18 - BANKRUPTCY OR INSOLVENCY

You will be deemed in default under this Agreement and all rights granted herein will automatically terminate without notice in the event of the following:

A.

You become insolvent, or make a general assignment for the benefit of creditors;

B.

You file a petition of bankruptcy, or do not oppose a petition filed against You;

C.

You consent to the filing of a receivership or other custodianship for Your business assets;

D.

You have instituted by or against You a proceeding for a composition with creditors under any state or federal law;

E.

You have a final judgment filed against You, which remains unsatisfied, or of record for 30 days or longer (unless a supersedes bond is filed);

F.

You are dissolved;

G.

An execution is levied against Your franchise or property contained in the Unit, or a suit to foreclose any lien against the Unit or equipment is instituted against You and not dismissed within 30 days, provided that this provision will not apply if a supersedes bond is timely filed; or

H.

Your Unit's property is sold after levy by any sheriff, marshal, or constable.

19 - MISCELLANEOUS

19.1

Relationship of Parties.

You neither have, nor will You exercise any authority, express, implied or apparent, to act on behalf of or as an agent of FUA or any of its affiliates or subsidiaries, for any purpose, and will take no action which might tend to create an apparent employer-employee or agency relationship between You and FUA. No fiduciary relationship exists between You and FUA.

You are, and will remain, an independent contractor responsible for all obligations and liabilities of, and for all loss or damage to, the Unit and its business and for all claims and demands based on damages or destruction of property or based on injury, illness or death of any person or persons, directly or indirectly arising from or in connection with the operation of the Unit.  FUA will not have , nor will it exercise the right to, control the day-to-day managerial operations of the Unit.

19.2

No Conflict with Other Agreements.

You represent that You are not a party to or subject to agreements that might conflict with the terms of this Agreement and agree not to enter into any conflicting agreements during the Term.

19.3

Cost of Enforcement.

If either party institutes and prevails entirely or in part in any action at law or in equity against the other party based entirely or in part on the terms of this Agreement, the prevailing party will be entitled to recover from the losing party, in addition to any judgment reasonable attorneys' fees, court costs and all of the prevailing party's expenses in connection with any action at law.

19.4

No Waiver.

No failure, forbearance, neglect or delay of any kind on the part of FUA in connection with the enforcement or exercise of any rights under this Agreement will affect or diminish FUA right to strictly enforce and take full benefit of each provision of this Agreement at any time, whether at law for damages, in equity for injunctive relief or specific performance, or otherwise. No custom, usage or practice with regard to this Agreement by You or FUA other franchisees will preclude the strict enforcement of this Agreement in accordance with its literal terms. No waiver by FUA of performance of any provision of this Agreement will constitute or be implied as a waiver of FUA right to enforce that provision at any future time.

19.5

Entire Agreement; Amendments.

This Agreement, together with any written related agreements and all Exhibits, constitutes the entire understanding and agreement of between You and FUA and supersedes all prior understandings, whether oral or written, pertaining to this Agreement, the System or the Unit. No interpretation, change, termination or waiver of any provision of this Agreement, and no consent or approval under this Agreement, will be binding upon You or FUA or effective unless in writing signed by You and FUA President or Vice President, except that a waiver need be signed only by the party waiving.

19.6

Severability.

If any term or provision of this Agreement or the application thereof to any person, property or circumstances will to any extent be invalid or unenforceable, the remainder of this Agreement will be unaffected and will remain in full force and effect and each term and provision will be valid and enforced to the fullest extent permitted by law. Should this prove impractical, FUA will have the option of terminating this Agreement upon written notice to You.

19.7

Governing Law.

This Agreement has been made and accepted in the State of Virginia and it will be interpreted in accordance with and governed by the laws of the State of Virginia, except for the choice of laws rules thereof, and any applicable federal and state franchise laws. You hereby consent to jurisdiction in the federal courts located in Norfolk, Virginia and state courts located in Virginia Beach, Virginia and hereby waive all objections to jurisdiction in those courts that You may have.

19.8

Arbitration.

Except as specifically otherwise provided in this Agreement, and in the event that You or FUA seeks injunctive relief under this Agreement, each of us agree that any and all disputes between us, and any claims by either of us that cannot be amicably settled, will be determined solely and exclusively by arbitration in accordance with the then existing rules of the American Arbitration Association at its nearest State Unit, subject to the following:

A.

You and FUA will select one arbitrator, and the two so designated will select a third arbitrator. If either of us will fail to designate an arbitrator within 7 days after arbitration is requested, then a single arbitrator will be selected by the American Arbitration Association upon application of either You or FUA. Arbitration proceedings will be conducted in accordance with the rules then prevailing of the American Arbitration Association at its Virginia Beach, Virginia Unit.  Judgment upon an award of the majority of the arbitrators will be binding, and will be entered in a court of competent jurisdiction.

B.

Nothing herein contained will bar the right of You or FUA to obtain injunctive relief against threatened conduct that would violate this Agreement and cause loss or damages.

19.9

Notices.

All notices and other communications provided for in this Agreement must be in writing and will be delivered in person or mailed by certified or other receipted mail, or by Federal Express or U.S. Express Mail for overnight delivery if to You, at Your address or, if to FUA at our address, Attention: Chief Operating Officer. You or FUA, by such notice, may change the address to which notices will be sent.

Notices delivered in person will be deemed given when delivered and mailed notices will be deemed given 3 days after mailing if by certified or other receipted mail or 1 day after mailing if by Federal Express or U.S. Express Mail. If You are a corporation or more than 1 individual, then You will authorize 1 natural person as correspondent with authority to bind You.

19.10

Certain References.

References to weeks and months mean calendar weeks and calendar months. References to persons mean legal entities as well as natural persons. Whenever the pronoun "he" or "his" is used herein, it is refers to masculine, feminine and neuter genders and also singular and plural. Except as otherwise specifically set forth in this Agreement, this Agreement will inure to the benefit of and be binding on You and FUA, our respective heirs, executors, administrators, personal representatives, successors and assigns.

19.11

Acknowledgment

YOU ACKNOWLEDGE THAT YOU HAVE CONDUCTED AN INDEPENDENT INVESTIGATION OF THE FUA SYSTEM AND RECOGNIZE THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISK AND WILL BE LARGELY DEPENDENT UPON THE ABILITY OF YOU AS AN INDEPENDENT BUSINESS PERSON. FUA EXPRESSLY DISCLAIMS THE MAKING OF, AND YOU ACKNOWLEDGE THAT YOU HAVE NOT RECEIVED, ANY WARRANTY OR GUARANTEE, EXPRESSED OR IMPLIED AS TO THE POTENTIAL SALES VOLUME, PROFITS, OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF THE COMPLETE FUA FRANCHISE AGREEMENT AT LEAST 5 BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED. YOU FURTHER ACKNOWLEDGE THAT YOU RECEIVED THE DISCLOSURE DOCUMENT REQUIRED BY THE FEDERAL TRADE COMMISSION, ENTITLED, "UNIFORM FRANCHISE OFFERING CIRCULAR" AT LEAST 10 BUSINESS DAYS PRIOR TO THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED.

YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THIS AGREEMENT; AND THAT FUA HAS ACCORDED YOU AMPLE TIME AND OPPORTUNITY AND HAS ENCOURAGED YOU TO CONSULT WITH ADVISORS OF YOUR OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT.

This entire Agreement, including corrections, changes, and all attachments and addenda, will only be binding upon FUA when executed or initialed by FUA President or Vice-President.

You and FUA, intending to be legally bound, have duly executed, sealed, and delivered this Agreement in triplicate this ______ day of __________________ 20___.

_______________________________

 _________________________________

Witness

Franchisee, Individually

_______________________________

_________________________________

Witness

Franchisee, Individually

and as a partner, shareholder or member, as

appropriate, of

_________________________________

Attest:

By:______________________________

  (signature)

     _______________________________

[Print Name]

_______________________________

Title:___________________________

Secretary of Company

A __________________ Corporation

____________________ General/Limited

     Partnership

____________________ Limited Liability

      Company

Date: _________________________________

FAMOUS UNCLE AL’S HOT DOGS & GRILLE, INC.

_______________________________

_________________________________

Witness

President

Date: _________________________________